Exhibit 10.1

                         FIRST NATIONAL DATA BANK, INC.
                            1517 E. 7th Ave., Suite C
                              Tampa, Florida 33605
                                 (813) 248-0096
May 14, 2002

Michael R. Bowen, President
NetMerchant, Inc.
815 Elmdale St.
Shreveport, LA 71118

         Re: Purchase Agreement dated January 24, 2002

Mr. Bowen,

Pursuant to our telephone conversation, the following serves to clarify certain items associated with the referenced purchase agreement by and between First National Data Bank, Inc. ("FNDB") a wholly owned subsidiary of Be Safe Services, Inc. and NetMerchant, Inc. ("NetMerchant").

Re: Article 2.1 (a)
Payments made during the Installment Period of the Agreement of $1,000 per month for up to 12 months are actually licensing fees being paid to NetMerchant by FNDB for the use of the NetMerchant name and NetMerchant domains during the Installment Period.

Re: Article 2.1 (b) and 7.2
The payment of the Balloon Payment of $20,000 represents the actual purchase of 100% of the stock of NetMerchant, Inc., which includes the assets listed on Schedule "A"- Purchased Assets. The stock will not be transferred until the Balloon Payment of $20,000 is made by FNDB, and actual closing of the purchase of assets will not occur until all consideration is paid.

Thank you in advance for your assistance in these matters. If you have any questions, please call me at (813) 248-0096.


Sincerely,


/s/ Barry L. Shevlin
---------------------------
Barry L. Shevlin
COO

AGREED AND CONFIRMED:


/s/ Michael R. Bowen                Date: May 15, 2002
--------------------
Michael R. Bowen, President
NetMerchant, Inc.